UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2006

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	005-82249	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore  768923

(Address of principal executive offices, including zip code)

+65 6377-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Four-Tranche Option Award Approach for Officers

On December 13, 2006, the Compensation Committee of Verigy Ltd. adopted a form of four-tranche option award agreement for use with respect to annual option awards granted to executive officers of the company.  The committee adopted the four-tranche option approach in recognition of the volatility of the industry in which the company competes.  The purpose of the four-tranche option approach is to provide cost-averaging of the exercise prices of an award over a period of several future quarters rather than establish a single exercise price applicable to the entire award. By linking the automatic pricing mechanism to future announcements of financial results, the exercise prices of the second, third and fourth tranches are established at times when the company’s insider trading window would generally be open and at times when the market has current information about the company’s recent financial results and outlook.  This mechanism, in effect, automates a quarterly grant approach by allowing a single award to be priced as if it had been awarded in four separate actions.

Pursuant to the four-tranche option approach, the total number of options that the company intends to award to an executive is established at the time the award is approved.  For purposes of establishing the exercise price of the options, the option is divided into four tranches of 25% each. The exercise price of the four tranches is determined as follows (1):

•                                          The first tranche (25%) is priced at the fair market value (closing price) of the company’s ordinary shares on the day the award is approved by the Compensation Committee;

•                                          The second tranche (25%) is priced at the fair market value (closing price) of the company’s ordinary shares on the third business day(2) following the public announcement of the company’s financial results for the quarter ending January 31, 2007;

•                                          The third tranche (25%) is priced at the fair market value (closing price) of the company’s ordinary shares on the third business day(2) following the public announcement of the company’s financial results for the quarter ending April 30, 2007; and

•                                          The fourth tranche (25%) is priced at the fair market value (closing price) of the company’s ordinary shares on the third business day(2) following the public announcement of the company’s financial results for the quarter ending July 31, 2007.

(1) The dates indicated are the dates that will be used with respect to the four-tranche option awards approved on December 13, 2006.  Similar awards issued in future periods would use commensurate future dates for the pricing of the second, third and fourth tranches.

(2) Eleventh (11th) business day for France-based officers.

The second, third and fourth tranches price automatically, without further action on the part of the individual or the Compensation Committee.  The award agreement provides for accelerated pricing (but not accelerated vesting) in the event of a change of control or termination of employment.  In the event that a change of control is announced, the price of any previously un-priced tranche is fixed as of the last trading day preceding the day of announcement of the change of control transaction.  In the event of a termination of employment for any reason, the price of any previously un-priced tranche is fixed as of the last trading day preceding date of termination.

Vesting of the overall award is quarterly over a period of approximately four years from the date of award.  The first tranche vests over a period of 16 quarters from the date of the award; the second tranche vests over a period of 15 quarters from the time the second tranche is priced; the third tranche vests over a period of 14 quarters from the time the third tranche is priced; and the fourth tranche vests over a period of 13 quarters from the time the fourth tranche is priced.  The four tranche option agreement otherwise is generally consistent with the terms of the company’s standard form of option agreement.

Fiscal 2007 Executive Compensation

On December 13, 2006, Verigy’s Compensation Committee approved executive compensation arrangements for fiscal 2007 for the chief executive officer and other executive officers of the company as part of their annual review process.  The Compensation Committee approved base salary, effective as of January 1, 2007, target bonus percentages and annual equity awards for certain officers, including the CEO, CFO and the company’s named executive officers(1), as follows:

Name/Title of Executive	Base Compensation		Target Bonus (as a % of Base Compensation) (3)	Aggregate Four-Tranche Stock Options Awarded (4)	Restricted Shares Awarded (5)
Keith Barnes President and Chief Executive Officer	$500,000	(2)	100%	42,500	20,600
Robert Nikl Chief Financial Officer	$325,000	(2)	70%	20,000	9,700
Gayn Erickson Vice President , Memory and Test	$250,000		60%	45,000	21,800
Kristen Robinson Vice President, Human Resources	$230,000	(2)	50%	30,000	14,600
Pascal Ronde Vice President Sales, Service and Support	$310,000	(2)	60%	30,000	14,600

(1)  Pursuant to Instruction 4 to Item 5.02 of Form 8-K, our named executive officers for purposes of this report include those persons for whom disclosure was required in the most recent filing with the Securities and Exchange Commission that required disclosure under Item 402(c) of Regulation S-K, which was our registration statement on Form S-1, declared effective by the Securities and Exchange Commission on June 12, 2006 (file no. 333-132291).

(2)  Represents no change in base salary from 2006.

(3)  Verigy’s incentive compensation bonus program is designed to provide short-term incentive compensation based upon the achievement of business-specific goals.  The program is administered in six-month performance periods that coincide with each half of Verigy’s fiscal year and provides for cash bonuses to be paid semi-annually when performance targets are achieved.  The target bonus for each participant is equal to a stated percentage of the participant’s base salary.  The Compensation Committee has not yet determined the specific performance targets for the fiscal year 2007 incentive compensation.

(4)  The share numbers indicated are aggregate award levels for the executives.  These awards were issued using the four-tranche option approach described above.  The exercise price of the first tranche is $18.04 per share, the closing price of the company’s ordinary shares on December 13, 2006, the date of the award.  The prices of the second, third and fourth tranches will be established automatically as described above under “Four-Tranche Option Award Approach for Officers”.

(5)  The restricted shares vest and are paid out quarterly over a four-year period from the grant date.  The company has adopted an arrangement whereby the company deducts from the number of shares deliverable at each vesting date a number of shares with a fair market value equal to the employee’s tax withholding obligation arising in connection with the vesting.  The after-tax net shares are issued to the individual at each vesting event.

Severance & Change of Control Arrangements

On December 13, 2006, the company’s Compensation Committee approved severance and change in control arrangements for the executive officers of the company, including the company’s CEO, CFO and named executive officers.  The key terms of the arrangements, and the named executive officers covered, are as follows:

Name of Executive	Cash Severance Benefit absent change of control	Cash Severance Benefit with change of control	Equity Acceleration w/o change of control	Equity Acceleration w/ change of control

Keith Barnes	1x base + pro rata bonus for year of termination + 1x target bonus	2x base + pro rata bonus for year of termination + 2x target bonus	Full Acceleration	Full Acceleration
Bob Nikl, Kristen Robinson	1x base + pro rata bonus for year of termination + 1x target bonus	2x base + pro rata bonus for year of termination + 2x target bonus	1 years’ Acceleration	Full Acceleration
Pascal Ronde, Gayn Erickson	1x base + pro rata bonus for year of termination + 1x target bonus	2x base + pro rata bonus for year of termination + 2x target bonus	1 years’ Acceleration	Full Acceleration

Severance benefits apply where an executive’s employment is terminated without cause and where the executive terminates his/her employment for “good reason.”   Good reason includes: a material reduction in compensation or benefits; a significant diminution in the executives position with the company or a successor; a request to relocate place of employment beyond a radius of 25 miles from current place of employment.  With respect to Messrs. Barnes and Nikl and Ms. Robinson, for purposes of determining whether the executive has an equivalent position with a successor company following a change of control, a position with the successor would only be considered equivalent if the executive holds a similar position with a company whose securities are publicly traded. Where the successor’s securities are not publicly traded, the severance agreement provides a 90 day period for the executive and the successor to negotiate alternative terms of employment prior to the executive exercising his/her right to terminate their employment for good reason and receive the severance benefit.

The form of Severance Agreement for officers in the U.S. is attached hereto as Exhibit 99.1, and the agreement is incorporated by reference in this description.  Versions for non-US executives will be filed when available.

Item 8.01. Other Events.

Annual Review of Director Compensation

On December 13, 2006, Verigy’s Compensation Committee reviewed and considered non-employee director compensation for 2007.  The Compensation Committee determined not to make any changes to the company’s non-employee director compensation policy.  The primary provisions of Verigy’s non-employee director compensation are:

Cash Compensation

•                  Annual cash compensation of $55,000, payable at the beginning of the fiscal year to each non-employee director; and

•                  The chair of the Audit Committee and Compensation Committee are paid additional annual cash compensation of $10,000 and the chair of the Nominating and Governance Committee is paid additional annual cash compensation of $5,000.  Other than the additional fees to committee chairs, directors are not paid additional amounts for committee service.

Equity Compensation

Initial Equity Grants.  Each individual who becomes a non-employee director receives a one-time grant of (i) a non-statutory stock option to purchase that number of whole ordinary shares equal to an accounting value of $110,000  and (ii)  restricted shares with an accounting value of $110,000, under the automatic equity grant provisions of our 2006 Equity Incentive Plan, which we refer to as the 2006 Plan.  The initial one-time grants are granted on the date when the outside director first joins the Board of Directors.  For purposes of determining the accounting value of the initial stock option grant and the initial grant of restricted shares, the accounting value is the value calculated using the same methodology as the company applied for purposes of determining the accounting charge associated with similar equity awards for the fiscal period immediately preceding the grant date of the option or restricted shares, as the case may be.

Yearly Equity Grants.  Under the terms of the automatic option grant provisions of the 2006 Plan, on the date of each Annual General Meeting, each individual who is at that time serving as a non-employee director receives (i) a non-statutory stock option to purchase that number of whole ordinary shares equal to an accounting value of $55,000, which vests and becomes exercisable on the first anniversary of the date of grant  and (ii)  restricted shares with an accounting value of $55,000, which vests on the first anniversary of the date of grant and settles on the third anniversary of the date of grant, unless deferred to a later date.

 Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Form of Severance Agreement for U.S. Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Vice President and General Counsel

Date:  December 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Severance Agreement for U.S. Officers